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                                                                   EXHIBIT 10.5



                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made effective for all purposes and in all respects as of the 24th day of October, 1997, by and between (i) BTG, INC., a Virginia corporation (hereinafter referred to as "Employer"), and (ii) EDWARD H. BERSOFF (hereinafter referred to as "Employee").

         WHEREAS, Employer desires to employ Employee in the capacity of its President and Chief Executive Officer;

         WHEREAS, Employee desires to be employed by Employer in the aforesaid capacities; and

         WHEREAS, Employer and Employee desire to amend the terms and conditions of their agreements and understandings as previously set out in an Employment Agreement entered into as of the 28th day of October, 1994.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

         1. Term of Agreement. The term of employment under this Agreement (the "Term") shall be for the period commencing on October 24, 1997 (the "Effective Date") and ending on March 31, 2002. The Term shall be automatically extended without further action by either party for a successive or successive two (2) year period or periods, unless written notice of either party's intention to terminate this Agreement pursuant to this Section 1 has been given to the other party at least six (6) months prior to the expiration of the Term or any two (2) year extension of the Term, or unless notice of termination is otherwise given pursuant to Section 5 hereof. As used in this Agreement, (i) "Initial Term" shall mean the period commencing on the Effective Date and ending on March 31, 2002 and (ii) "Contract Year" shall mean the twelve-month period during the Term beginning on each April 1 and ending on the following March 31.

         2.      Duties of Employee.

                 A. Duties and Responsibilities. Subject to the provisions of this Agreement, during the Term, Employer shall employ Employee and Employee shall serve Employer as President and Chief Executive Officer of Employer. During the Term, Employee shall discharge the obligations and responsibilities normally associated with such offices and shall perform such other duties and responsibilities as the Board of Directors of Employer (the "Board") shall determine from time to time that are consistent with Employee's positions and the terms of this Agreement.

                 B. Full-time Efforts. Employee covenants and agrees that, at all times during the Term, Employee shall devote his full-time efforts to his duties as an employee of Employer.





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         3.      Compensation.  As compensation for the services to be rendered to Employer by Employee under this Agreement, Employee shall be paid cash compensation in any consecutive twelve month period , during the Initial Term of this Agreement, of not less than Four Hundred Thousand Dollars. The minimum annual cash compensation shall increase by ten percent at the start of each successive two year extension of the Term hereof. Such cash compensation shall be paid in accordance with Employer's standard pay policies. In the event that Employee shall be given significant new or additional responsibilities (without a corresponding decrease in existing responsibilities) at any time during the Term, Employer and Employee agree to discuss the amount, if any, of increase in Employee's Cash Compensation that is warranted as a result of such new or additional responsibilities.

         4. Additional Benefits. In addition to the compensation referred to in Section 3 hereof, Employee shall be entitled to receive the following additional benefits during the Term:

                 A. Insurance. Employer shall provide Employee with such health, medical, disability dependent health care, life and other insurance as Employer generally makes available to its executive officers in such Contract Year.

                 B. Vacation. For each Contract Year during the Term, Employee shall be entitled to paid annual leave, plus normal company holidays in accordance with Employer's then current policies and shall retain unused accrued annual leave in accordance with such polices.

                 C. Business Expenses. Employee shall be entitled to reimbursement by Employer of customary business expenses, in accordance with Employer's guidelines, limits and procedures relating thereto that apply to executive employees of Employer.

         5.      Termination

                 A. Termination for Cause. Employee's employment hereunder and all of Employer's obligations hereunder (except as hereinafter provided) may be terminated by Employer immediately for Cause (as hereinafter defined) by giving written notice of such termination to Employee. For purposes of this Agreement, "Cause" shall mean: (i) Employee's willful and gross misconduct which has, or could reasonably be expected to have, a material adverse effect on the business, assets, operations, results of operations or financial condition of Employer. A termination for Cause pursuant hereto shall take effect ten (10) days after the delivery of written notice to Employee describing such Cause unless Employee shall, during such ten (10) day period, remedy the Cause specified in such notice; provided however, that such termination shall take effect immediately upon the giving of such notice if the Board specifically determines in good faith that such Cause is unremediable.

                 B. Death and Disability. Except as otherwise provided in this Section 5, Employee's employment hereunder and all of Employer's obligations hereunder (except as hereinafter provided) shall be terminated by the death of Employee and also may be terminated by the Board by giving written notice of such termination to Employee if Employee





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shall be rendered incapable by illness or any physical or mental disability from substantially complying with the terms, conditions and provisions on his part to be observed and performed for a period in excess of six (6) consecutive months during the Term. In the event of a termination of Employee's employment pursuant to this Section 5, as a result of his death or disability, Employer shall pay to Employee or his estate, as the case may be, his salary pursuant to Section 3 for a period of three (3) months following the date of death or termination for disability.

         6. Board Seat. Employer agrees that, during the Term, for so long as Employee shall remain employed by Employer, Employer shall cause Employee to be nominated to serve on the Board.

         7. Director and Officer Liability. Employer agrees to indemnify Employee in connection with his serving as an officer and director of Employer, in a manner consistent with Employer's Articles of Incorporation, Bylaws and current practices and policies. In the event that Employer shall enter into any indemnification agreement with any officer or director of Employer or any subsidiary, Employer shall promptly enter into an agreement containing similar provisions with respect to indemnification with Employee.

         8. Covenant Not To Compete. Employee covenants and agrees that he will not, at any time during his employment by Employer or for a period of two years thereafter, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, firm, corporation or other business organization, carry on, or be engaged, concerned or take part in, or render services to, or own any interest or share in the earnings of or invest in the stock, bonds or other securities of, any person, firm, corporation or other business organization which is in the business of providing to any commercial or government entity any goods or services that are competitive with any product offered for sale or being developed by Employer during the Term. The foregoing covenant is applicable in the United States and in any other country in which Employer has marketed goods or services during the Term. Nothing herein contained, however, shall be deemed to prohibit Employee from owning stock in public companies in pursuance of his passive investment program so long as he does not become an affiliate thereof, as such term is defined in the Securities Exchange Act of 1934, as amended.

         9. Tax Withholding. Payments to Employee of all compensation contemplated under this Agreement shall be subject to all applicable legal requirements with respect to the withholding of taxes or other amounts required by law or regulation.

         10. Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by the parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a wavier of any provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

         11. Governing Law. In view of the fact that the principal office of Employer is located in the Commonwealth of Virginia, it is understood and agreed that the construction and





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interpretation of this Agreement shall at all times and in all respects be governed by the substantive laws of the Commonwealth of Virginia without regard to its rules regarding conflicts of laws.

         12. Severability. The provisions of this Agreement (including particularly, but not limited to, the provisions of Section 8 hereof) shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

         13. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by courier service (with proof of service), facsimile transmission, hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), to his residence in the case of Employee, and to its principal office in the case of Employer.

         14. Entire Agreement. This Agreement contains the entire agreement and understanding by and between Employer and Employee with respect to the employment herein referred to, and no representations, promises, agreements or understandings, written or oral, not contained herein shall be of any force or effect.

         IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement under seal as of the day and year first above written.

                                    BTG, INC.


                                    By: /s/ JOHN M. HUGHES
                                       -------------------------------
                                         John M. Hughes
                                         Senior Vice President, CFO

                                    EMPLOYEE


                                    /s/  EDWARD H. BERSOFF
                                    ----------------------------------
                                    Edward H. Bersoff






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